As filed with the Securities and Exchange Commission on July 26, 2011

Registration No. 333-156397

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________

Post-Effective Amendment No. 3

to Form S-1

on

Form S-3
Registration Statement under the Securities Act of 1933

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Cover-All Technologies Inc.
(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	13-2698053 (I.R.S. Employer Identification No.)

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55 Lane Road, Suite 300
Fairfield, New Jersey 07004
(973) 461-5200
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

________________

John W. Roblin
Chief Executive Officer
Cover-All Technologies Inc.
55 Lane Road, Suite 300
Fairfield, New Jersey 07004
(973) 461-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________

Copies to:
David E. Weiss, Esq.
Sills Cummis & Gross P.C.
Thirty Rockefeller Plaza, 29th Floor
New York, NY 10112
(212) 643-7000

________________

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to Form S-1 on Form S-3 (this “Post-Effective Amendment”) is being filed to convert our registration statement on Form S-1 (File No. 333-156397), declared effective by the Securities and Exchange Commission (the “SEC”) on August 12, 2009 (the “Form S-1”), into a registration statement on Form S-3.

Pursuant to the undertakings in Item 17 of the Form S-1 to update and supplement the information contained in the Form S-1, this Post-Effective Amendment also contains an updated prospectus, including with respect to sales by certain Selling Stockholders of shares that had been registered pursuant to the Form S-1.  No additional securities are being registered under this Post-Effective Amendment.  All applicable registration fees were paid at the time of the original filing of the Form S-1 with the SEC.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-156397

Preliminary and Subject to Completion, dated July 26, 2011

PROSPECTUS

7,547,620 Shares of Common Stock

Cover-All Technologies Inc.

______________________________________________________________________________

This prospectus relates to the resale by selling stockholders identified in the section entitled “Selling Stockholders” on page 11 of up to an aggregate of 7,547,620 shares of common stock of Cover-All Technologies Inc.

The selling stockholders may offer and sell any of the shares of common stock from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares.  For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section entitled “Plan of Distribution” on page 14.  We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

Our common stock is currently listed on the NYSE Amex stock exchange under the symbol “COVR”.  On July 19, 2011, the last reported sales price of our shares on the NYSE Amex was $2.49 per share.  You should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.

You should consider carefully the risks that we have described in the section entitled “Risk Factors” beginning on page 5 before deciding whether to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete.  Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

This prospectus is dated July 26, 2011.

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY

3

RISK FACTORS

5

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

10

USE OF PROCEEDS

10

SELLING STOCKHOLDERS

11

DESCRIPTION OF SECURITIES

13

PLAN OF DISTRIBUTION

14

LEGAL MATTERS

16

EXPERTS

16

WHERE YOU CAN FIND MORE INFORMATION

16

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

17

PROSPECTUS SUMMARY

This summary highlights selected information more fully described elsewhere in this prospectus or incorporated by reference herein.  You should read the following summary together with the entire prospectus, including the more detailed information regarding us and the common stock being sold in this offering.  You should carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” beginning on page 5 before deciding to invest in our common stock.  Unless otherwise stated or the context requires otherwise, references in this prospectus to “we,” “our” or “us” refer to Cover-All Technologies Inc. and its subsidiaries.

Overview

We provide unique, cost-effective business-focused solutions to the property and casualty insurance industry.  Our customers include insurance companies, agents, brokers and managing general agents (MGAs).  Our proprietary technology solutions and services are designed to enable our customers to introduce new products quickly, expand their distribution channels, reduce costs and improve service to their customers.  In addition, we also offer an innovative Business Intelligence suite of products to enable our customers to leverage their information assets for real time business insights and for better risk selection, pricing and financial reporting.

Our software products and services focus on the functions required to underwrite, rate, quote, issue, print, bill and support the entire lifecycle of insurance policies.  Our products and services combine an in-depth knowledge of property and casualty insurance with an innovative and proprietary state-of-the-art technology platform.  Our products provide advanced insurance functionality available on an “off-the-shelf” basis yet also provide additional flexibility for accommodating a high degree of customization for our customers to compete in the marketplace through differentiation.  Our software is licensed for use in the customer’s data centers or can be provided through our application services provider, referred to as “ASP,” using third party technology platforms and support.

We generate revenue from software contract licenses, professional services fees from ongoing software customization and continuing maintenance fees for technical and regulatory software updates on a monthly basis.  We provide a wide range of professional services that support product customizations, conversion from existing systems, data integration with other software or reporting agencies and other technical services.  We also offer ongoing support services including incorporating recent insurance rates, rules and forms changes.  These support services provide turnkey solutions to our customers as we perform analysis, development, quality assurance, documentation and distribution for delivering changes in a timely fashion.

Corporate Information

We were incorporated in Delaware in April 1985 as Warner Computer Systems, Inc. and changed our name to Warner Insurance Services, Inc. in March 1992.  In June 1996, we changed our name to Cover-All Technologies Inc. Our products and services are offered through our wholly-owned subsidiary, Cover-All Systems, Inc., also a Delaware corporation.

Our principal executive offices are located at 55 Lane Road, Suite 300, Fairfield, New Jersey 07004, and our telephone number is (973) 461-5200.  Our website address is www.cover-all.com.  The information on, or that can be accessed through, our website is not part of this prospectus.

The Offering

Common stock offered by the selling stockholders	Up to 7,547,620 shares of our common stock.

Use of Proceeds

Proceeds from the sale of common stock covered by this prospectus will be received by the selling stockholders.  We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

NYSE Amex symbol for our Common Stock	“COVR”

As of July 19, 2011, we had 25,184,801 shares of common stock outstanding, 2,254,963 options to purchase an aggregate of 2,254,963 shares of common stock outstanding and an aggregate of 477,500 shares of common stock issuable upon the settlement of 477,500 time-based restricted stock outstanding.

RISK FACTORS

You should carefully consider the risks described below before making a decision to buy our common stock.  If any of the following risks actually occurs, our business, financial condition and results of operations could be harmed.  In that case, the trading price of our common stock could decline and you might lose all or part of your investment in our common stock.  You should also refer to the other information set forth in this prospectus, including our financial statements and the related notes.

Risks Related to Our Business and Our Industry

If we do not continue to innovate and provide products and services that are useful to insurance companies in a cost-effective way, we may not remain competitive, and our revenues and operating results could suffer.

Our future success depends on our ability to provide innovative and quality products and services for the insurance marketplace. Because our products and services represent the core functionality that powers the businesses of our customers, our competitors are constantly developing innovations in similar products and services. As a result, we must continue to invest significant resources in research and development in order to enhance our existing products and services and introduce new products and services that insurance companies can easily and effectively use. If we are unsuccessful in these endeavors, we may not remain competitive, and our revenues and operating results could suffer.  Additionally, we rely on our references from existing customers for new sales. If we are unable to provide quality products and services, then our customers may become dissatisfied and may not provide these references. We also rely on an offshore software development vendor for developing and servicing our products, and our operating results would suffer if we cannot maintain our current cost structure through offshore development resources in the future.

We depend on product introductions in order to remain competitive in our industry.

We are currently investing resources in product development and expect to continue to do so in the future.  Our future success will depend on our ability to continue to enhance our current product line and to continue to develop and introduce new products that keep pace with competitive product introductions and technological developments, satisfy diverse and evolving insurance industry requirements and otherwise achieve market acceptance.  We may not be successful in continuing to introduce and market, on a timely and cost-effective basis, product enhancements or new products that respond to technological advances by others.  Any failure by us to anticipate or respond adequately to changes in technology and insurance industry preferences, or any significant delays in product development or introduction, would significantly and adversely affect our business, operating results and financial condition.

Our products may not achieve market acceptance, which may make it difficult for us to compete.

Our future success will depend upon our ability to increase the number of insurance companies that license our software products.  As a result of the intense competition in our industry and the rapid technological changes which characterize it, our products may not achieve significant market acceptance.  Further, insurance companies are typically characterized by slow decision-making and numerous bureaucratic and institutional obstacles which will make our efforts to significantly expand our customer base difficult.

We depend on key personnel .

Our success depends to a significant extent upon a limited number of members of senior management and other key employees, including John W. Roblin, our Chief Executive Officer, Manish D. Shah, our President and Chief Technology Officer, and Maryanne Gallagher, our Executive Vice President and Chief Operating Officer.  We maintain “key-man” life insurance on Mr. Roblin, Mr. Shah and Ms. Gallagher in the amount of $1,000,000 per individual.  The loss of the service of one or more key managers or other key employees could have a significant and adverse effect upon our business, operating results or financial condition.  In addition, we believe that our future success will depend in large part upon our ability to attract and retain additional highly skilled technical, management, sales and marketing personnel.  Competition for such personnel in the computer software industry is intense.  We may not be successful in attracting and retaining such personnel, and the failure to do so could have a material adverse effect on our business, operating results or financial condition.

We may be subject to information technology system failures and network disruptions.

Information technology system failures, network disruptions and breaches of data security caused by such factors, including, but not limited to, earthquakes, fire, flood, theft, fraud, malicious attack, acts of terrorism or other causes could disrupt our operations.  While we have taken steps to address these concerns by implementing internal control measures, there can be no assurance that such a system failure, disruption or breach will not materially adversely affect our financial condition and operating results, including loss of revenue due to adverse customer reaction or required corrective action.  In addition, our property and business interruption insurance coverage may not be adequate to fully compensate us for losses that may occur.

Our market is highly competitive.

Both the computer software and the insurance software systems industries are highly competitive.  There are a number of larger companies, including computer manufacturers, computer service and software companies and insurance companies, that have greater financial resources than we have.  These companies currently offer and have the technological ability to develop software products that are core to the business of insurance companies and similar to those offered by us.  These companies present a significant competitive challenge to our business.  Because we do not have the same financial resources as these competitors, we may have a difficult time in the future in competing with these companies.  In addition, very large insurers internally develop systems similar to our systems and as a result, they may not become customers of our software.  We compete on the basis of our insurance knowledge, products, service, price, system functionality and performance and technological advances.  Although we believe we can continue to compete on the basis of these factors, some of our current competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do.  Our current competitors may be able to:

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undertake more extensive marketing campaigns for their brands and services;

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devote more resources to product development;

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adopt more aggressive pricing policies; and

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make more attractive offers to potential employees and third-party service providers.

We may need additional financing in order to continue to develop our business.

We may need additional financing to continue to fund acquisitions and business development and to expand and grow our business generally.  If equity securities are issued in connection with a financing or business acquisition, dilution to our stockholders may result, and if additional funds are raised through the incurrence of debt, we may be subject to further restrictions on our operations and finances both in and outside the ordinary course of business.  As of December 31, 2010, we had net stockholders’ equity of approximately $15,204,000 and net working capital of approximately $5,013,000.

We depend upon proprietary technology and we are subject to the risk of third party claims of infringement.

Our success and ability to compete depends in part upon our proprietary software technology.  We also rely on certain software that we license from others.  We rely on a combination of trade secret, copyright and trademark laws, nondisclosure and other contractual agreements and technical measures to protect our proprietary rights.  We currently have no patents or patent applications pending.  Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary.  The steps we take to protect our proprietary technology may not prevent misappropriation of our technology, and this protection may not stop competitors from developing products which function or have features similar to our products.

While we believe that our products and trademarks do not infringe upon the proprietary rights of third parties, third parties may claim that our products infringe, or may infringe, upon their proprietary rights.  Any infringement claims, with or without merit, could be time-consuming, result in costly litigation and diversion of technical and management personnel, cause product shipment delays or require us to develop non-infringing technology or enter into royalty or licensing agreements.  Royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all.  If a claim of product infringement against us is successful and we fail or are unable to develop non-infringing technology or license the infringed or similar technology, our business, operating results and financial condition could be significantly and adversely affected.

We depend on existing major customers, the loss of one or more of which could have a material adverse effect on our results of operations and financial condition.

We anticipate that our operations will continue to depend upon the continuing business of our existing customers, particularly our major customers, and the ability to attract new customers.

In 2010, 2009 and 2008, our software products operations depended primarily on certain existing major customers.  Three customers generated approximately 19%, 11%, and 10% of our revenues in 2010.  One additional customer, a unit of CHARTIS, accounted for approximately 11%, 15% and 15% of our total revenues in 2010, 2009 and 2008, respectively.  One other customer, a second unit of CHARTIS, accounted for approximately 5%, 12% and 17% of our total revenues in 2010, 2009 and 2008, respectively.  Another customer, a third unit of CHARTIS, generated approximately 4%, 6% and 27% of our total revenues for the years ended December 31, 2010, 2009 and 2008, respectively.

Our contractual arrangements with these units of CHARTIS, however, do not obligate any of them to continue to purchase from us any additional software license or professional services.  Each of the three units of CHARTIS has the obligation to continue to purchase our support services (which include our ASP services) during the applicable contractual term with such unit.  The term with respect to our contractual arrangement to provide these services to the first of the CHARTIS units referred to above will expire on March 31, 2012 and, unless the parties mutually agree otherwise, is subject to renewal or non-renewal seven months prior to the expiration date.  The term with respect to our contractual arrangement to provide these services to the remaining two units of CHARTIS will expire on September 30, 2012 and will automatically renew for successive one-year terms unless a party delivers a written notice of non-renewal to the other party at least 180 days prior to the expiration of the then current term.  For the year ended December 31, 2010, the revenues we generated from such continuing support services (including our ASP services) for the three units of CHARTIS represented approximately 9%, 4% and 4%, respectively, of our total revenues, and the total revenues we generated from the three units of CHARTIS represented approximately 11%, 5% and 4%, respectively.  See “Business – Major Customers”.  The loss of one or more of our existing major customers or our inability to continue to attract new customers could significantly and adversely affect our business, operating results and financial condition.

A decline in computer software spending may result in a decrease in our revenues or lower our growth rate.

A decline in the demand for computer software among our current and prospective customers may result in decreased revenues or a lower growth rate for us because our sales depend, in part, on our customers’ level of funding for new or additional computer software systems and services.  Moreover, demand for our solutions may be reduced by a decline in overall demand for computer software and services.  The current decline in overall technology spending may cause our customers to reduce or eliminate software and services spending and cause price erosion for our solutions, which would substantially affect our sales of new software licenses and the average sales price for these licenses.  Because of these market and economic conditions, we believe there will continue to be uncertainty in the level of demand for our products and services. Accordingly, we cannot assure you that we will be able to increase or maintain our revenues.

We may not get the full benefit of our tax loss carry forwards.

Under the United States Internal Revenue Code, companies that have not been operating profitably are allowed to apply certain of their past losses to offset future taxable income liabilities they may incur once they reach profitability.  These amounts are known as net operating tax loss carryforwards.  At December 31, 2010, we had approximately $16 million of federal net operating tax loss carryforwards expiring at various dates through 2026.  Because of certain provisions of the Tax Reform Act of 1986 related to change of control, however, we may not get the full benefit of these loss carryforwards.  If we are limited from using net operating tax loss carryforwards to offset any of our income, this would increase our taxes owed and reduce our cash for operations.

Risks Related to Our Common Stock and This Offering

Holders of our common stock may have difficulty in selling those shares.

Our common stock is a “penny stock” as that term is defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Brokers effecting transactions in a “penny stock” are subject to additional customer disclosure and record keeping obligations, including disclosure of the risks associated with low price stocks, stock quote information and broker compensation.  In addition, brokers effecting transactions in a “penny stock” are also subject to additional sales practice requirements under Rule 15g-9 of the Exchange Act including making inquiries into the suitability of “penny stock” investments for each customer or obtaining a prior written agreement for the specific “penny stock” purchase.  Because of these additional obligations, some brokers will not effect transactions in “penny stocks.”

Our stock price has been volatile.

Quarterly operating results have fluctuated and are likely to continue to fluctuate.  The market price of our common stock has been and may continue to be volatile.  Factors that are difficult to predict, such as quarterly revenues and operating results, limited trading volumes and overall market performance, may have a significant effect on the price of our common stock.  Revenues and operating results have varied considerably in the past from period to period and are likely to vary considerably in the future.  We plan product development and other expenses based on anticipated future revenue. If revenue falls below expectations, financial performance is likely to be adversely affected because only small portions of expenses vary with revenue.  As a result, quarterly period-to-period comparisons of operating results are not necessarily meaningful and should not be relied upon to predict future performance.

Provisions of our certificate of incorporation, as amended, and by-laws and Delaware law might discourage, delay or prevent a change of control of or changes in our management and, as a result, depress the trading price of our common stock.

Our certificate of incorporation, as amended (the “Certificate of Incorporation”), and by-laws contain provisions that could discourage, delay or prevent a change in control or changes in our management that our stockholders may deem advantageous.  These provisions:

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require super-majority voting to amend some provisions in our Certificate of Incorporation and by-laws;

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establish a staggered board of directors;

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limit the ability of our stockholders to call special meetings of stockholders;

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prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

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provide that the board of directors is expressly authorized to make, alter or repeal our by-laws; and

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establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at stockholder meetings.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which, subject to some exceptions, prohibits “business combinations” between a Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that the stockholder became an interested stockholder.  Section 203 could have the effect of delaying, deferring or preventing a change in control that our stockholders might consider to be in their best interests.

These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control.  These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take corporate actions other than those you desire.

We may not pay any cash dividends on our common stock in the future.

Declaration and payment of any dividend on our common stock is subject to the discretion of our board of directors.  The timing and amount of dividend payments will be dependent upon factors such as our earnings, financial condition, cash requirements and availability, and restrictions in our credit facilities.  While we paid a special cash dividend in April 2009, the payment of future dividends is not guaranteed or assured.  Accordingly, it is likely that investors may have to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

Risks Related to Acquisition

We may fail to realize the anticipated benefits of the acquisition of Moore Stephens Business Solutions, LLC.

On April 12, 2010, we acquired substantially all of the assets (excluding working capital) of MSBS through our wholly-owned subsidiary, Cover-All Systems, Inc.  The success of the acquisition will depend on, among other things, our ability to realize anticipated benefits, growth opportunities and cost savings and to integrate the operations of MSBS in a manner that does not materially disrupt our own operations. If we are not able to successfully achieve these objectives, the anticipated benefits of the acquisition may not be realized fully, or at all, or may take longer to realize than expected.  Further, it is possible that the integration process could result in the disruption of the ongoing business or inconsistencies in standards, controls, procedures and policies that would adversely affect our business, financial condition or results of operations.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that represent our beliefs, projections and predictions about future events.  These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievement described or implied by such statements. Forward-looking statements regarding our plans, objectives, expectations, intentions, future financial performance, future financial condition and other statements are not historical facts. Whenever you read a statement that is not solely a statement of historical fact (such as when we use words such as “believe”, “anticipate”, “hope”, “intend”, “expect”, “estimate”, “plan”, “will”, “would”, “could”, “likely” and other similar words, phrases and statements), you should understand that our expectations may not be correct. We do not guarantee that the transactions and events described in this prospectus will happen as described or that any positive trends noted in this prospectus will continue. The forward-looking information contained in this prospectus is generally located under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Risk Factors”, but may be found in other locations as well.

In addition, through our senior management, from time to time we make forward-looking statements concerning our expected future operations and performance and other developments.  Such forward-looking statements are necessarily estimates reflecting our best judgment based upon current information and involve a number of risks and uncertainties.  Other factors may affect the accuracy of these forward-looking statements and our actual results may differ materially from the results anticipated in these forward-looking statements.  While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include, but are not limited to, those factors or conditions described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and general conditions in the economy and capital markets.

All forward-looking statements included herein attributable to Cover-All or any person acting on Cover-All’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

You should review carefully the section entitled “Risk Factors” beginning on page 5 for a discussion of these and other risks that relate to our business and investing in shares of our common stock.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of the shares of our common stock offered for resale by them under this prospectus.  We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders covered by this prospectus.

SELLING STOCKHOLDERS

An aggregate of 7,547,620 shares of common stock may be offered for sale and sold from time to time pursuant to this prospectus by the selling stockholders. The term “selling stockholders” includes the stockholders listed below and their transferees, pledgees, donees, assignees or other successors. We have agreed to register all of the shares offered hereby for resale by the selling stockholders under the Securities Act of 1933, as amended, and to pay all of the expenses in connection with such registration and the sale of the shares, other than selling commissions and the fees and expenses of counsel and other advisors to the selling stockholders. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the Securities and Exchange Commission, or the SEC.

The following table sets forth, for each of the selling stockholders to the extent known by us, the number of shares of our common stock beneficially owned, the number of shares of our common stock offered hereby and the number of shares and percentage of outstanding common stock to be owned after completion of this offering, assuming all shares offered hereby are sold.

Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares of common stock. All of the information contained in the table below is based upon information provided to us by the selling stockholders, and we have not independently verified this information. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The number of shares outstanding and the percentages of beneficial ownership are based on 25,184,801 shares of our common stock issued and outstanding on a fully diluted basis as of July 19, 2011.

For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose.  Under Rule 13d-3, beneficial ownership includes any shares as to which a selling stockholder has sole or shared voting power or investment power and also any shares which that selling stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, restricted stock unit, warrant or other rights.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Offered	Number of Shares Beneficially Owned After Offering	% of Common Stock Beneficially Owned After the Offering
RENN Universal Growth Investment Trust PLC c/o RENN Capital Group, Inc. 8080 N. Central Expressway Suite 210, LB-59 Dallas, Texas 75206	7,634,400 (1)	7,200,000	434,400	1.7%

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Offered	Number of Shares Beneficially Owned After Offering	% of Common Stock Beneficially Owned After the Offering
John Roblin	1,739,119 (2)	347,620	1,391,499	5.4%

(1)

RENN Universal Growth Investment Trust PLC (formerly known as Renaissance US Growth Investment Trust PLC) (“RUSGIT”) shares voting and dispositive power over these shares with RENN Capital Group, Inc., its investment adviser, pursuant to an investment advisory agreement.  Russell Cleveland, a director of the Company, is the President and Chief Executive Officer of RENN Capital Group, Inc. and serves on the board of RUSGIT but disclaims beneficial ownership of these shares.

(2)

Includes 647,463 shares of common stock that may be acquired pursuant to the exercise of outstanding stock options.  Mr. Roblin has served as our Chief Executive Officer since 1999 and a director since 2000.  He also has served as our Chairman of the Board since 2001 and our President from 1999 until November 2008.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.01 per share.

Common Stock

As of July 19, 2011, we had 25,184,801 shares of common stock outstanding.  The holders of shares of common stock are entitled to one vote per share on all matters to be voted on by stockholders.  The holders of shares of common stock may not cumulate their votes in elections for directors.

The holders of shares of common stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors in its discretion from any assets legally available therefor.  If we dissolve, whether voluntary or involuntary, the holders of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders.  The holders of common stock have no preemptive, subscription, conversion or redemption rights and are not subject to further calls or assessments or rights of redemption by the Company.

Classifications of the Board of Directors

Our Certificate of Incorporation provides that we have three classes of directors, with the term of each class to run for three years and expire at successive annual meetings of the stockholders.  Thus, it would take a minimum of two annual meetings of the stockholders to change the majority of the Board of Directors.  Only the Board of Directors may fill vacancies on the Board of Directors that may occur between annual meetings.  In addition, any director elected to fill a vacancy on the Board will serve for the balance of the term of the replaced director.

Certain Provisions in Our Certificate of Incorporation

Our Certificate of Incorporation contains certain provisions that would have an effect of delaying, deferring or preventing a change of control of the Company in connection with certain business combinations.  Article Seventh provides that the affirmative vote of at least 80% of the outstanding shares of voting stock is required to approve (1) the sale (or similar transfer) of all or substantially all of the assets of the Company to a “related corporation,” (2) the consolidation of the Company with, or its merger into, a “related corporation,” (3) the merger into the Company of a “related corporation,” (4) any agreement relating to the transactions referred to in (1) through (3), and (5) any amendment to said Article Seventh.  A “related corporation” is any corporation which, together with its affiliated and associated persons (as such terms are defined), owns of record or beneficially more than 5% of the Company’s outstanding voting stock entitled to vote on the subject transaction.  These provisions, however, do not apply if a majority of the Company’s disinterested directors approve the subject transaction, in which event approval of such transaction shall require only such affirmative vote as is otherwise required by law.

In addition, Article Fifth of the Certificate of Incorporation requires the approval of 80% of the voting stock to remove a director without cause, to alter, repeal or modify those provisions of the Company’s by-laws relating to the number, election and terms of directors, newly created directorships and vacancies and removal of directors, and to amend said Article Fifth (relating generally to the Company’s Board of Directors).

Transfer Agent

American Stock Transfer & Trust Company is the Transfer Agent and Registrar for the Company’s common stock.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders.  The term “selling stockholders” includes transferees, pledgees, donees, assignees or other successors in interest selling shares received after the date of this prospectus from each selling stockholder.  The number of shares beneficially owned by a selling stockholder will decrease as and when any such transfers are completed.  The plan of distribution for the selling stockholders’ shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees assignees or other successors will be selling stockholders hereunder.  To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.

The selling stockholders may, from time to time, sell any and all of their shares of common stock on the NYSE Amex (or any other market, exchange or trading facility on which the shares are then listed) or in private transactions.  The selling stockholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price.  The selling stockholders may also make sales in negotiated transactions.  The selling stockholders may offer their shares from time to time pursuant to one or more of the following methods:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

public or privately negotiated transactions;

•

through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock.

In connection with distributions of the shares or otherwise, the selling stockholders may:

•

enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

•

sell the shares short and redeliver the shares to close out such short positions;

•

enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

•

pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

In addition to the foregoing methods, the selling stockholders may offer their shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods or described above or any other lawful methods.  The selling stockholders may also transfer, donate or assign their shares to lenders, family members and others and each of such persons will be deemed to be a selling stockholder for purposes of this prospectus.  The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock, and if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus; provided, however, in the event of a pledge or then default on a secured obligation by the selling stockholder, in order for the shares to be sold under this registration statement, unless permitted by law, we must distribute a prospectus supplement and/or amendment to this registration statement amending the list of selling stockholders to include the pledge, secured party or other successors in interest of the selling stockholder under this prospectus.

The selling stockholders may also sell their shares pursuant to Rule 144 under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed or quoted, including block trading in negotiated transactions.  Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus.  The selling stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf.  In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate.  Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions).

In offering the shares covered by this prospectus, the selling stockholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales.  Any profits realized by the selling stockholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

We have agreed to pay all fees and expenses incident to the registration of the shares.

We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the common stock offered in this prospectus has been passed upon for us by Sills Cummis & Gross P.C..

EXPERTS

The consolidated financial statements of Cover-All Technologies and its subsidiary as of December 31, 2010 and 2009 and for each of the three fiscal years in the three-year period ended December 31, 2010, incorporated by reference herein, have been audited by MSPC, an independent registered public accounting firm, as stated in their report dated March 24, 2011, which is incorporated by reference herein and elsewhere in the Registration Statement, and such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 am to 3:00 pm.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act with respect to the shares of common stock to be sold in this offering.  This prospectus does not contain all the information included in the Registration Statement.  For further information about us and the shares of our common stock to be sold in this offering, please refer to the Registration Statements including its exhibits.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we have filed with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus except for any information that is superseded by other information that is included in this prospectus.

This filing incorporates by reference the following documents, which we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 24, 2011;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as filed with the SEC on May 13, 2011;
•	Our Current Reports on Form 8-K, as filed with the SEC on June 6, 2011, May 23, 2011, May 12, 2011, March 17, 2011, February 16, 2011 and January 3, 2011;
•	Our definitive Proxy Statement used in connection with the Annual Meeting of Stockholders held on June 2, 2011, as filed with the SEC on April 29, 2011;
•

The description of our Common Stock contained in our Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission on December 22, 2008 (File No. 333-156397), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, excluding any portions thereof furnished under Items 2.02 or 7.01 of Form 8-K and any exhibits relating to Items 2.02 or 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. 1350 unless specifically stated to the contrary, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement.

You should rely only on the information contained in this prospectus or that information to which this prospectus has referred you by reference. We have not authorized anyone to provide you with any additional information.

 These documents may also be accessed through our website at www.cover-all.com or as described under “Where You Can Find More Information” in this prospectus.  The information and other content contained on or linked from our website are not part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the reports or documents incorporated by reference in this prospectus but not delivered with this prospectus. Any request may be made by writing or calling us at the following address or telephone number:

Ms. Ann F. Massey

Cover-All Technologies Inc.

55 Lane Road, Suite 300

Fairfield, New Jersey 07004

(973) 461-5190

7,547,620 Shares of Common Stock

COVER-ALL TECHNOLOGIES INC.

Prospectus

July 26, 2011

No dealer, salesperson or any person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus, and, if given or made, the information or representations must not be relied upon as having been authorized by us.  This prospectus does not constitutes an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the Company’s estimates of the expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by the Company.

Item	Amount
SEC registration fee	$359*
Legal fees and expenses	$65,000**
Accounting fees and expenses	$7,500**
Printing fees and expenses	$1,000**
Miscellaneous fees and expenses	$1,141**
Total	$75,000**
* Previously paid. ** Estimated

Item 14.  Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law (“DGCL”), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that the company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the company) by reason of the fact that the person is or was a director, officer, agent or employee of the company or is or was serving at the company’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding.  The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The power to indemnify applies to actions brought by or in the right of the company as well but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the company, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions.  A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Article X of the Company’s By-Laws provides that a director or officer of the Company shall be indemnified by the Company against judgment, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees, actually and necessarily incurred by such person in connection with the defense thereof or any appeal therein, to the full extent permitted under the laws of the State of Delaware from time to time in effect.  The Company shall have the power to purchase and maintain insurance for the indemnification of such directors and officers to the full extent permitted under the laws of the State of Delaware from time to time in effect.  Such right of indemnification shall not be deemed exclusive of any other rights of indemnification to which such director or officer may be entitled.

Item 16.  Exhibits

The Exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

1.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

3.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, New Jersey on July 26, 2011.

COVER-ALL TECHNOLOGIES INC.

By:	/s/ John W. Roblin
John W. Roblin
Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

We the undersigned officers and directors of Cover-All Technologies Inc., hereby severally constitute and appoint John W. Roblin and Ann F. Massey (with full power to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ John W. Roblin John W. Roblin	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	July 26, 2011

/s/ Ann F. Massey Ann F. Massey	Chief Financial Officer, Controller and Secretary (Principal Financial and Accounting Officer)	July 26, 2011

* Manish D. Shah	Director, President and Chief Technology Officer	July 26, 2011

* Russell Cleveland	Director	July 26, 2011

* Earl Gallegos	Director	July 26, 2011

* Stephen M. Mulready		Director	July 26, 2011

*By:	/s/ John W. Roblin
John W. Roblin
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.

Description

2

Certificate of Merger of Company Computer Systems, Inc. (a New York corporation) into the Registrant, filed on June 11, 1985 [incorporated by reference to Exhibit 2 to the Registrant’s Annual Report on Form 10-K (Commission File No. 0-13124) filed on January 29, 1986].

4

Form of Common Stock Certificate of the Registrant [incorporated by reference to Exhibit 4(a) to the Registrant’s Annual Report on Form 10-K (Commission File No. 0-13124) filed on January 29, 1986].

4(b)

Non-Negotiable Subordinated Promissory Note, dated April 12, 2010, in the principal amount of $600,000 for the benefit of Moore Stephens Business Solutions, LLC [incorporated by reference to Exhibit 4(b) to the Registrant’s Post-Effective Amendment No. 1 to Form S-1 (SEC File No. 333-156397) filed on May 7, 2010].

5*

Opinion of Sills Cummis & Gross P.C.

23.1*

Consent of MSPC.

23.2*

Consent of Sills Cummis & Gross P.C. [included in Exhibit 5].

24*

Power of Attorney [incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-156397 filed on December 22, 2008].

____________________

*

Filed herewith.